UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Offering of 3.50% Convertible Senior Notes due 2023

On July 3, 2018, Intrexon Corporation (the “Company”) completed its registered underwritten public offering of $200 million aggregate principal amount of 3.50% convertible senior notes due 2023 (such notes, the “Notes,” and such offering, the “Notes Offering”), pursuant to an underwriting agreement (the “Notes Underwriting Agreement”), dated June 28, 2018, with J.P. Morgan Securities LLC (the “Underwriter”). The Company made customary representations, warranties and covenants and agreed to indemnify the Underwriter against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were offered and sold in a public offering registered under the Securities Act, pursuant to an automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on September 1, 2017 (Registration No. 333-220326) (the “Registration Statement”), including the prospectus supplement, dated June 28, 2018, to the prospectus contained in the Registration Statement.

The foregoing description of the Notes Underwriting Agreement is qualified by reference to the Notes Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference in this Item 1.01.

Base Indenture and Supplemental Indenture

The Company issued the Notes under an indenture, dated as of July 3, 2018 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 3, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes are senior unsecured obligations of the Company and bear interest at a rate of 3.50% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2019. The Notes will mature on July 1, 2023, unless earlier repurchased or converted. The Notes will be convertible into cash, shares of Common Stock or a combination of cash and shares, at the Company’s election. The conversion rate will initially be 58.6622 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $17.05 per share of Common Stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances. Prior to the close of business on the business day immediately preceding April 1, 2023, the Notes will be convertible at the option of holders only upon the satisfaction of certain conditions. On or after April 1, 2023 until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time.

The Company may not redeem the Notes prior to the maturity date, and no sinking fund is provided for the Notes.

If the Company undergoes a “fundamental change,” holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary events of default including: (1) the Company’s default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days; (2) the Company’s default in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise; (3) the Company’s failure to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right; (4) the Company’s failure to give a fundamental change notice or notice of a specified corporate transaction, in each case when due; (5) the Company’s failure to comply with its obligations under the Indenture with respect to consolidation, merger or sale of assets of the Company; (6) the Company’s failure, for a period of 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding, to comply with any of the Company’s other agreements contained in the Notes or Indenture; (7) a default by the Company or any of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $30.0 million in the aggregate of the Company and/or any such subsidiary (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; (8) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its significant subsidiaries; and (9) a final judgment for the payment of $30.0 million or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

If certain bankruptcy and insolvency-related events of default involving the Company or a significant subsidiary occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If any other event of default occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes, by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with Section 314(a)(1) of the Trust Indenture Act or comply with certain reporting covenants in the Indenture will, for the first 60 days after such event of default, consist exclusively of the right to receive additional interest on the Notes.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not the Company) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

The foregoing description of the Base Indenture and the Supplemental Indenture (including the form of Note) is qualified by reference to the Base Indenture and the Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated by reference in this Item 1.01.

A copy of the opinion of Troutman Sanders LLP relating to the legality of the issuance and sale of the Notes in the Notes Offering is filed as Exhibit 5.1 hereto.

Share Lending Agreement and Borrowed Shares Offering

Concurrently with the Notes Offering, on June 28, 2018, the Company entered into a share lending agreement (the “Share Lending Agreement”) with J.P. Morgan Securities LLC (in such capacity, the “Share Borrower”) and JPMorgan Chase Bank, National Association, New York branch (as collateral agent), pursuant to which the Company agreed to lend 7,479,431 shares (the “Borrowed Shares”) of common stock of the Company, no par value per share (“Common Stock”), to the Share Borrower. The Company delivered the Borrowed Shares to the Share Borrower on July 3, 2018. The share loan under the Share Lending Agreement will terminate, and the Borrowed Shares must be returned to the Company within five business days of such termination (subject to the Share Borrower’s right to extend the settlement due date of the Borrowed Shares in certain circumstances), under the following circumstances: (a) termination by the Share Borrower and (b) the earliest to occur of (i) October 1, 2023 and (ii) the date, if any, on which the Share Lending Agreement is terminated by the parties upon mutual agreement or by one party upon a default with respect to the other party.

The Company also entered into an underwriting agreement (the “Borrowed Shares Underwriting Agreement”), dated June 28, 2018, with the Share Borrower. Pursuant to the Borrowed Shares Underwriting Agreement, the Borrowed Shares were offered and sold to the public at a price of $13.37 per share, pursuant to a separate prospectus supplement, dated June 28, 2018, to the prospectus contained in the Registration Statement (the “Borrowed Shares Offering”). The Company did not receive any proceeds from the sale of the Borrowed Shares to the public. The Share Borrower or its affiliates received all of the proceeds from the sale of the Borrowed Shares to the public.

The Company has been informed by the Share Borrower that it or one of its affiliates intends to use the short position created by the share loan and the concurrent short sales of the Borrowed Shares to facilitate transactions by which investors in the Notes may hedge their investments through short sales of the Common Stock or privately negotiated derivatives transactions.

Randal J. Kirk, the Chairman, Chief Executive Officer and principal shareholder of the Company, and an entity with which he is affiliated, agreed with the Share Borrower to purchase all of the shares of Common Stock offered in the Borrowed Shares Offering.

The foregoing description of the Share Lending Agreement and the Borrowed Shares Underwriting Agreement is qualified by reference to the Share Lending Agreement and the Borrowed Shares Underwriting Agreement, which are filed as Exhibits 10.1 and 1.2 hereto, respectively, and are incorporated by reference in this Item 1.01.

A copy of the opinion of Troutman Sanders LLP relating to the legality of the issuance of the Borrowed Shares is filed as Exhibit 5.2 hereto.

Item 1.02	Termination of a Material Definitive Agreement.

On October 16, 2017, the Company entered into a Preferred Stock Equity Facility Agreement with Kapital Joe, LLC (“Kapital Joe”), an entity managed by Third Security, LLC, pursuant to which the Company may, at its sole and exclusive option, issue and sell to Kapital Joe, from time to time, and Kapital Joe is required to purchase, up to $100 million of the Company’s Series A Redeemable Preferred Stock, no par value per share (the “Series A Preferred Stock”), at a purchase price per share of Series A Preferred Stock of $100.00, as may be adjusted for Preferred Stock splits and similar events (the “Preferred Stock Facility”). Randal J. Kirk, the Company’s Chairman and Chief Executive Officer, serves as the Senior Managing Director and Chief Executive Officer and owns all of the outstanding equity interests of Third Security, LLC.

No shares of Series A Preferred Stock have been issued under the Preferred Stock Facility. On June 28, 2018, the Company entered into a Termination of Preferred Stock Equity Facility Agreement (the “Termination Agreement”) with Kapital Joe, pursuant to which the parties agreed to terminate the Preferred Stock Facility upon closing of the Notes Offering.

The foregoing description of the Termination Agreement is qualified by reference to the Termination Agreement, which is filed as Exhibit 10.2 hereto and is incorporated by reference in this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Indenture and the Notes is incorporated by reference into this Item 2.03.

Item 8.01	Other.

The Company estimates that the net proceeds from the Notes Offering will be approximately $193.9 million, after deducting the Underwriter’s discounts and commissions and estimated offering expenses associated with the Notes Offering payable by the Company in connection with the Notes Offering and the Borrowed Shares Offering. The Company intends to use the net proceeds from the Notes Offering for general corporate purposes and for strategic acquisitions or investments, as described in the prospectus supplement for the Notes Offering.

The Company is filing the computation of its ratio of earnings to fixed charges for the three months ended March 31, 2018 and each of the five years from 2013 through 2017 as Exhibit 12.1 hereto, which is incorporated by reference into the Registration Statement.

The Company is filing information relating to Item 14 of the Registration Statement for the Notes Offering and the Borrowed Shares Offering as Exhibits 99.1 and 99.2 hereto, respectively, which are incorporated by reference into the Registration Statement.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the Notes Offering and the Borrowed Shares Offering and the Company’s expectations regarding the expected net proceeds from the Notes Offering and use of those net proceeds. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar expressions. These statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent the Company’s estimates and assumptions only as of the date of this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed herewith:

Item No.	Description

1.1	Notes Underwriting Agreement, dated June 28, 2018

1.2	Borrowed Shares Underwriting Agreement, dated June 28, 2018

4.1	Base Indenture, dated July 3, 2018

4.2	First Supplemental Indenture (including the form of 3.50% convertible senior notes due 2023), dated July 3, 2018

5.1	Opinion of Troutman Sanders LLP regarding the Notes

5.2	Opinion of Troutman Sanders LLP regarding the Borrowed Shares

10.1	Share Lending Agreement, dated June 28, 2018

10.2	Termination of Preferred Stock Equity Facility Agreement, dated June 28, 2018

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Troutman Sanders LLP (contained in Exhibit 5.1)

23.2	Consent of Troutman Sanders LLP (contained in Exhibit 5.2)

99.1	Information relating to Item 14 of the Registration Statement on Form S-3ASR (File No. 333-220326) for the Notes Offering

99.2	Information relating to Item 14 of the Registration Statement on Form S-3ASR (File No. 333-220326) for the Borrowed Shares Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2018

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer